UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 8, 2006
(Date of earliest event reported)

Inland American Real Estate Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-51609	34-2019608
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On June 8, 2006, Inland American Real Estate Trust, Inc. (“we,” the "Company" or “Inland American”), indirectly through certain of its subsidiaries entered into a joint venture with CE Investment Associates 2001, LLC, ("Ceruzzi Holdings") an unaffiliated third party.  The joint venture consists of eight separate joint venture agreements that correspond to each of the eight properties in the Ahold Portfolio (as defined below).  Each joint venture entity was formed to purchase fee title in one of eight existing freestanding retail buildings and is governed by its own separate operating agreement, each dated June 8, 2006 (collectively, the "Operating Agreements").

Subject to the terms of the Operating Agreements, the Company made a contribution of approximately $10 million paid in cash and approximately $77 million in financing proceeds, and Ceruzzi Holdings contributed approximately $43.4 million into the joint venture for an aggregate capital contribution of $130.4 million.  The Company will act as managing member of the joint venture and will oversee property management functions.

Section 2 – Financial Information

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 8, 2006, we, through wholly-owned subsidiaries, indirectly entered into a series of joint venture agreements with CE Investment Associates 2001, LLC, an unaffiliated third party, to purchase fee title in eight existing freestanding retail buildings with approximately 547,330 gross leasable square feet of property in Connecticut, Massachusetts, New Jersey, Rhode Island and South Carolina (collectively the “Ahold Portfolio,” which properties are further described in our Post Effective Amendment No. 3 to Form S-11 filed with the SEC on June 14, 2006).

In connection with the closing of the transaction, we made a capital contribution of approximately $87 million in exchange for a sixty-seven percent (67%) equity interest in the portfolio.

Through our respective subsidiaries, the Company holds 980 investment units in each joint venture entity, and Ceruzzi Holdings holds 20 investment units.   Each joint venture agreement gives the Inland American subsidiary member exclusive control rights with respect to the management of the property held by that joint venture entity.  Ceruzzi Holdings is obligated to maintain its investment in the joint venture through December 15, 2010, entitled to a preferred return of 5.5% per annum on its capital contribution, and entitled to its capital contribution at any time after December 15, 2010.  While the capital contribution of Ceruzzi Holdings varies with each joint venture entity, its aggregate contribution is approximately $43.4 million.  Through our subsidiary member, we have a preferred return under each joint venture agreement equal to 15% for the first 5 years and 20% thereafter.

In connection with our entry into the joint venture agreements, Inland American has entered into a series of guarantees for the benefit of Ceruzzi Holdings, which in the aggregate guarantee a 5.5% annual return on $43.4 million contributed by CE Investment Associates 2001, LLC.  The joint venture agreements provide that this return will first come from the operating income of the property owned by that joint venture entity.  The guaranteed amount is $2,388,650 annually.  Inland American also guarantees payment of the liquidation amount due to CE Investments Associates 2001, LLC when the latter exits the joint ventures after December 15, 2010.  The principal liquidation amount is $43,430,000.

On June 8, 2006, four (4) of the wholly-owned subsidiaries of the Company, entered into loan documents as the Borrowers of approximately $35.5 million from Principal Commercial Funding, LLC and Principal Life Insurance Company (referred to herein as “Principal Borrowers”).  Each of the Principal Borrower’s obligations are secured by a first priority mortgage on the respective properties in the Ahold Portfolio.  The Principal Borrowers also granted a security interest to Principal Commercial Funding, LLC and Principal Life Insurance Company, and their successors and assigns, in, among other things, certain tangible and intangible personal property interests of the Principal Borrowers related to the properties.  The Ahold Portfolio properties held by the Principal Borrowers were acquired on June 8, 2006.

The Principal Borrowers’ loans bear interest at the rates of 5.17% per annum through maturity on July 1, 2013.  The Principal Borrowers are required to make interest-only payments on a monthly basis ranging from approximately $18,465.52 to $49,679.39 beginning on August 1,  2006, until the loans mature.  The unpaid principal balance and all accrued unpaid interest thereon (if not sooner paid) and other indebtedness are due at maturity for each loan.  Provided there is no event of default and after the Lockout Date (defined as (i) the date which is one year after the date of securitization or (ii) the date which is two years after the date of the first full debt service payment), the Principal Borrowers, may, with not less than thirty (30) days prior written notice, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other indebtedness and a prepayment penalty.

The loan documents for each loan contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violations of covenants prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under any of the loans, then, subject to the customary cure rights granted to the Principal Borrowers, Principal Commercial Funding, LLC and Principal Life Insurance Company, or their successors and assigns may declare the entire outstanding balance of the loan(s) in default, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

Inland American has also agreed to indemnify Principal Commercial Funding, LLC and Principal Life Insurance Company, or their successors and assigns against losses arising from the presence or release of hazardous substances, among other things, on the properties.  Inland American has agreed to guaranty the obligations of the Principal Borrowers under the loan documents, including the environmental indemnity given by the Principal Borrowers.

On June 8, 2006, four (4) of the wholly-owned subsidiaries of the Company, entered into loan documents as the Borrowers of approximately $41.5 million from Nomura Credit & Capital, Inc. (referred to herein as “Nomura Borrowers”).  Each of the Nomura Borrower’s obligations are secured by a first priority mortgage on the respective properties in the Ahold Portfolio.  The Nomura Borrowers also granted a security interest to Nomura Credit & Capital, Inc., its successors and assigns in, among other things, certain tangible and intangible personal property interests of the Nomura Borrowers elated to the properties.  The Ahold Portfolio properties held by the Nomura Borrowers were acquired on June 8, 2006.

The Nomura Borrowers’ loans bear interest at rates ranging from 5.01% of 5.17% per annum.  The Nomura Borrowers are required to make interest-only payments on a monthly basis ranging from approximately $34,936.68 to $54,943.06 beginning on August 1, 2006, until the Anticipated Repayment Date of June 11, 2011, or if the loans are extended pursuant to their respective Loan Agreements, until the loans mature on June 11, 2031. The unpaid principal balance and all accrued unpaid interest thereon (if not sooner paid) and other indebtedness are due at maturity for each loan.  Except, as otherwise provided in the loan documents, the Nomura Borrowers shall not have the right to prepay the Loan in whole or in part prior to the Permitted Prepayment Date, which is the eleventh day of the month occurring after the date which is three years following securitization of the loan.   After the Permitted Prepayment Date, the

Nomura Borrowers may, after providing Lender with written notice, prepay the unpaid principal balance of the Loan in whole, but not in part, along with a prepayment fee.  The Nomura Borrowers may prepay the loan 90 days prior to the Maturity Date without premium, which prepayment shall be paid on a regularly scheduled payment date.

The loan documents for each loan contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violations of covenants prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under any of the loans, then, subject to the customary cure rights granted to the Nomura Borrowers, Nomura Credit & Capital, Inc. or its successors and assigns may declare the entire outstanding balance of the loan(s) in default, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable.

Inland American has also agreed to indemnify Nomura Credit & Capital, Inc., or its successors and assigns against losses suffered by Nomura Credit & Capital, Inc., or its successors and assigns, arising from the presence or release of hazardous substances, among other things, on the properties.  Inland American has agreed to guaranty the obligations of the Nomura Borrowers under the loan documents, including the environmental indemnity given by the Nomura Borrowers.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(a)

Financial Statements

The required financial statements for the Ahold Portfolio was filed in accordance with Rule 3-14 of the Securities and Exchange Commission Regulation S-X in our Post Effective Amendment No. 3 to Form S-11 on June 14, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

By:
Name:	Lori J. Foust
Title:	Treasurer and Principal Accounting Officer
Date:	June 14, 2006